Exhibit 10.21

STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), is effective as of November 29, 2011 (the “Date of Grant”), between Loto Inc. (the “Company”), and the individual set forth on the signature page hereto (the “Optionee”).

WHEREAS, the Optionee is a Member of the Company’s Board of Directors;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           Grant of Option.  Effective as of the Date of Grant, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of three hundred thousand (300,000) shares (each a “Share” and collectively the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), subject to, and in accordance with, the terms and conditions set forth in this Agreement.

2.           Purchase Price.  The price at which the Optionee shall be entitled to purchase each Share shall be US $.75 (Seventy-Five Cents) per Share, the purchase price being determined by the Company’s Board of Directors and bearing no relation to any publicly quoted price of the Company’s common stock.

3.           Vesting and Exercise of Option.

The Option shall vest and be fully exercisable on November 29, 2011.

4.           Duration of Option.

(a)         The Option shall be exercisable to the extent vested and in the manner provided herein until the third anniversary of the date hereof so long as Optionee remains in good standing with the Company.  Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of services as a director, employee or consultant with the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate the Optionee's services as a director, employee or consultant at any time.

(b)         Notwithstanding any provision to the contrary herein, in the event of Optionee's death, his Option shall terminate on the date of death, provided that all or any portion of the Option to the extent that the right is exercisable but not exercised on the date of death may be exercised by Optionee’s estate.  Such Option must be exercised by the Optionee’s estate, if at all, within six (6) months after the date of death of Optionee or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Optionee were alive and had continued to be an employee or consultant of the Company or of an affiliate thereof.

STOCK OPTION AGREEMENT

5.           Manner of Exercise; Payment and/or Cashless Exercise.

5.1           Subject to the terms and conditions of this Agreement the Option may be exercised by delivery of written notice to the Company in the form attached hereto, at its principal executive office.  Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option.  If requested by the Company, such person or persons shall (i) deliver this Agreement to an Officer of the Company who shall endorse thereon a notation of such exercise; and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

5.2           The notice of exercise described in Section 5.1 shall be accompanied by payment of the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check or any other form as the Company may require from time to time.

5.3           Upon receipt of the notice of exercise and any payment or other documentation as may be necessary pursuant to Section 5.2 relating to the Shares in respect of which the Option is being exercised, the Company shall, subject to this Agreement, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

5.4           The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised; (ii) the Company shall have issued and delivered the Shares to the Optionee; and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares during the period of ownership thereof.

5.5           In lieu of payment upon exercise of the Option as set forth above in this Section 5, the Optionee may alternatively surrender to the Company for cancellation a portion of this Option representing that number of unissued Shares underlying this Option which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the purchase price by the number of Shares of stock being purchased underlying the Option upon such exercise, by (B) the difference obtained by subtracting the purchase price from the closing price of the Company's common stock on the date immediately preceding such date of such exercise (“Cashless Exercise”).

6.           Notices.  All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto or any other person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by telegram (with messenger delivery), or by telecopy (confirmed by mail), and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto, in the case of the Optionee to the address of record on file with the Company; and in the case of the Company, to the principal executive office of the Company addressed to the Corporate Secretary.

STOCK OPTION AGREEMENT

7.           Non-Transferability.  The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the U.S. Internal Revenue Code.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee, except in the case of an Option transferred pursuant to a qualified domestic relations order.

8.           Securities Act Restrictions; Sales of Shares. The Optionee acknowledges that neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved the Option nor any Shares issuable upon exercise thereof, nor passed upon or endorsed the merits of this Option or the Shares; the Optionee further understands and agrees that neither the Option nor the Shares have been registered (i) with the SEC under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) with any state securities commission.  The Optionee understands that neither the Option nor the Shares may be offered, sold, transferred or otherwise disposed of in the U.S., its territories or possessions, or to persons known to be residents of the U.S. or to a U.S. person within the meaning of the Securities Act and the rules promulgated thereunder; provided that the Shares may be so sold after the earlier to occur of the effectiveness of a registration statement registering the Shares under the Securities Act or the expiration of the restricted period under Rule 144 promulgated under the Securities Act and thereafter only if the Shares are registered under the Securities Act or an exemption from the registration requirements under the Securities Act is available.  The Optionee acknowledges that the Company has no obligation to cause the registration of this Option or the Shares under the Securities Act.  Following exercise of some or all of the Option, Optionee agrees not to sell or transfer more than 25% of the aggregate of all such Shares underlying the Option during any single calendar quarter and that the certificates representing such Shares shall bear a legend to such effect.

9.           Adjustments.  In the event of a change applicable to the entire class of shares of Common Stock with regard to a forward or reverse stock split, with respect to all issued and outstanding shares of Common Stock, the Board of Directors shall make corresponding adjustments to the number of Shares subject to this Option and the purchase price for such Shares.  For purposes of clarity, however, no adjustments shall be made with respect to cash or stock dividends or Common Stock issued prior to the effective date of the exercise of this Option or any other issuances of Common Stock by the Company or any instruments exercisable or convertible into shares of Common Stock.

10.         Effect of a Liquidation, Merger or Consolidation. Upon the effective date of (i) the liquidation or dissolution of the Company; or (ii) a merger or consolidation of the Company (a “Transaction”), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of each Share subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.

STOCK OPTION AGREEMENT

11.         Withholding of Taxes; Stock Option Treatment. The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option.  If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares.  In satisfaction of the Withholding Taxes, the Optionee may make a written election, which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes. The Optionee hereby acknowledges that they are aware of, and responsible for, any tax consequences or effects caused by the aforementioned withholding of Shares.

12.         No Assignment.  Except as otherwise provided herein, the rights of the Optionee hereunder may not be assigned or otherwise transferred to any other party.

13.         Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

14.         Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.         Successors in Interest. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators, successors and (subject to Section 12 above) assigns of the parties hereto.

16.         Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.         Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party hereto other than those contained herein.  This Agreement cannot be modified, altered or amended except by a writing signed by all the parties hereto.  No waiver by either party hereto of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time.

STOCK OPTION AGREEMENT

18.         Governing Law; Arbitration.

(a)         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(b)         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by binding arbitration in Toronto, Ontario, Canada pursuant to the rules of an arbitral forum mutually agreed upon by the parties hereto.  In the event that an arbitral forum is not agreed upon after delivery of notice by the party initiating such arbitration and forty-five days after confirmed receipt of such notice by the other party, then any court having competent jurisdiction over the party shall have full power and authority to appoint an arbitrator in Toronto, Ontario, Canada, who shall be a solicitor with not less than ten years corporate transactional experience.  The Arbitrator shall reach and render a decision in writing with respect to the amount, if any, of payment respecting the disputed matter.  Notwithstanding anything to the contrary herein, in no event will any award include consequential or punitive damages of any kind or nature.  Any award rendered shall be final and conclusive upon the parties and adjudgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction.  The fees and expenses of the Arbitrator and the respective fees and expenses of the parties hereto in connection with any such arbitration (including, without limitation, reasonable fees and expenses of legal counsel and consultants) shall be paid by the party against whom a decision by the Arbitrator is rendered.

[Signature Page Follows]

STOCK OPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above with the understanding that this Agreement shall constitute a legal, valid, binding and enforceable obligation of the Company and the Optionee, respectively.

LOTO INC.

By:	/s/Fulvio Ciano
Name: Fulvio Ciano
Title: President

OPTIONEE

/s/ Donald Ziraldo
Donald Ziraldo

LOTO INC.

STOCK OPTION AGREEMENT

Notice of Exercise

Optionee

Number of Shares purchased pursuant
to Exercise of Option

Exercise Date

Exercise Price per Share

Aggregate Purchase Price

Form of Payment

By this exercise, the Optionee agrees to (i) promptly provide such additional documents as the Company may reasonably require and (ii) provide for the payment to the Company (in the manner designated by the Company) of tax withholding obligations, if any, relating to the exercise of this Option.

Optionee:

By:
Name:
Title: